                                                                     EXHIBIT (b)
                            CALAMOS INVESTMENT TRUST

                                     BY-LAWS

                      (as amended through December 5, 2001)


                                    ARTICLE 1

                       AGREEMENT AND DECLARATION OF TRUST

         1.1 GENERAL. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Calamos Investment Trust, a Massachusetts business trust (the "Trust") established by the Declaration of Trust.

                                    ARTICLE 2

                                    TRUSTEES

         2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held with or without notice at such places and at such times as the Trustees may from time to time determine, provided that the place and time of any such regular meeting held without notice shall be subject to unanimous determination by the Trustees.

         2.2 TELEPHONE MEETINGS. Except as provided in the Investment Company Act of 1940, Trustees may participate in any regular or special meeting of the Trustees by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         2.3 NOTICE OF MEETINGS. Subject to the provisions of Section 2.1., notice of the place, day and hour of every regular and special meeting shall be given to each Trustee by mailing at least three (3) days, or by telegraphing or telephoning or delivering personally the same at least one (1) day, before the meeting. It shall not be requisite to the validity of any meeting of the trustees that notice thereof shall have been given to any Trustee who is present threat, or if absent waives notice thereof in writing, filed with the minutes of the meeting, either before or after the holding thereof. No notice of any adjourned meeting of the Trustees need be given.

         2.4 QUORUM. A majority of the Trustees then in office shall be necessary to constitute a quorum for the transaction of business at every meeting of the Trustees; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened.

         2.5 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.

         2.6 ELIGIBILITY TO SERVE. Each Trustee who is not an interested person of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, shall retire as a Trustee as of the end of the calendar year in which the Trustee attains the age of 70 years.

                                    ARTICLE 3

                                    OFFICERS

         3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but need not be, a Trustee or Shareholder. Any two
(2) more offices may be held by the same person.

         3.2 ELECTION. The President, the Vice Presidents (if any), the Treasurer and the Secretary shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as a majority of the Trustees then in office may determine. Other officers, if any, may be elected by the Trustees at such meeting or at any other time. Vacancies in any office may be filled at any time.

         3.3 TENURE. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.4 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Massachusetts business corporation and such other duties as the Trustees may from time to time designate. The Trustees may, however, restrict the powers or duties of any officer.

         3.5 PRESIDENT. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust and shall preside at all meetings of the Shareholders.

         3.6 VICE PRESIDENTS. The Vice Presidents shall, in the absence or disability of the President, and in the order designated by the Trustees, perform the duties and exercise the powers of the President and, in addition, shall at all time perform such other duties and exercise such other powers as may be prescribed by the Trustees or the President, to whose supervision they shall be subject.

         3.7 SECRETARY. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of such meetings in a book to be kept for that purpose. Subject to Section 2.1 hereof, he shall give, or cause to be given, notice of all meetings of the Trustees and meetings of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees or President, to whose supervision he shall be subject. The Secretary shall keep in safe custody the seal of the Trust and, when authorized by the Trustee, affix the same to any instrument requiring it, which seal when so affixed may be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         3.8 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with any custodian, investment adviser, or transfer, accounting or Shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         3.9 RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him and delivered to the President, the Secretary or the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                   COMMITTEES

         4.1 QUORUM; VOTING. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a majority of the members present (a quorum being present) or evidenced by one or more writings signed by a majority of the members of such Committee. Members of a Committee may participate in a meeting of such Committee be means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 5

                          OFFICES, FISCAL YEAR AND SEAL

         5.1 OFFICES. The Trust shall maintain an office of record in Boston, Massachusetts, which office may be the office of any resident agent appointed by the Trust if located in that City. The Trust may maintain one or more other offices, including its principal office, outside of Massachusetts, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, the principal office of the Trust shall be located in Oak Brook, Illinois.

         5.2 FISCAL YEAR. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as in determined in advance or in arrears by the Trustees and subsequent fiscal years shall end on such date in subsequent years.

         5.3 SEAL. The Trustees may, but shall not be required to, adopt a seal of the Trust.

                                    ARTICLE 6

                    RECORDS, REPORTS AND EXECUTION OF PAPERS

         6.1 RECORDS. Except as may otherwise be required by law or by the Trustees, the records of the Trust need not be retained at either the principal office of the Trust or at the Trust's office of record in Boston, Massachusetts, and may be retained by one or more of any adviser, custodian, transfer, accounting, Shareholder servicing or similar agents, but such records shall at all times be made available to any officer of the Trust having charge thereof, to the Trustees, and to any other officer or agent of the Trust authorized by the Trustees or the President to have access to such records.

         6.2 REPORTS. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

         6.3 EXECUTION OF PAPERS. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President or by the Treasurer and need not bear the seal of the Trust, but shall state the substance of, or more make reference to, the provisions of Section 6.1. of the Declaration of Trust.

                                    ARTICLE 7

                       ISSUANCE OF CERTIFICATES FOR SHARES

         7.1 CERTIFICATES. In lieu of issuing certificates for Shares of one or more of the Funds, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares and shall be held to have expressly assented and agreed to the terms hereof.

         The Trustees may at any time authorize the issuance of certificates representing Shares of one or more of the Funds. In that event, each Shareholder upon request shall be entitled to a certificate stating the number of Shares of the applicable Fund owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate bears the manual signature of a transfer agent or registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         7.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate, a duplicate certificate may be issued in place thereof, upon such terms and with such indemnity and/or surety as the Trustees shall prescribe.

         7.3 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. A pledgee of Shares of any Fund as to which the Trust issues certificates shall be entitled to a new certificate if the instrument or transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall have the rights (including, without limitation, dividend and distribution rights and voting rights) of the Shareholder. A pledgee of Shares of any Fund as to which the Trust does not issue certificates shall be entitled to have the pledge registered on the books of the Trust pertaining to that Fund.

         7.4 DISCONTINUE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of certificates for Shares of one or more of the Funds, and may, by written notice to each Shareholder, require the surrender of certificates representing the Shares of the applicable Fund to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of the Shares of such Fund.

                                    ARTICLE 8

                            AMENDMENTS TO THE BY-LAWS

         8.1 GENERAL. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, by one or more writings signed by such a majority.